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                                                                   Exhibit 10.33

                                   May 9, 2001

Mr. Jonathan Zakin
Chief Executive Officer
Western Multiplex Corporation
1196 Borregas Avenue
Sunnyvale, California  94089

Dear Jon:

               This will confirm our agreement to amend the Amended and Restated Employment and Co-Investment Agreement (the "Original Agreement"), dated as of October 31, 1999, among Ripplewood Partners L.P. ("Ripplewood"), WMC Holding L.L.C. (formerly, WMC Holding Corp.) ("WMC"), Seaview Holdings, L.L.C. ("Seaview"), Western Multiplex Corporation ("Western Multiplex") and you, as set forth below. Capitalized terms used but not defined in this letter have the meanings set forth in the Original Agreement.

       1. Section 1.01(d)(i) of the Original Agreement is amended to raise your Salary from $50,000 per annum to a rate of $500,000 per annum, commencing on July 1, 2001.

       2. In addition, effective January 2, 2001 and for the remainder of the term of your employment by Western Multiplex, you shall be entitled to receive a target bonus award of 75% of Salary (i.e. $375,000) based upon the achievement of performance targets established by the Western Multiplex Board of Directors (the "Bonus"). The Bonus, if any, shall be paid by Western Multiplex pursuant to the terms of the Western Multiplex's established cash incentive bonus plan as approved by the Board of Directors."

       3. Section 1.01(d)(ii) of the Original Agreement is amended to read, "Other than Salary described in clause (i) and the Bonus described in the letter dated May 9, 2001..."

       4. Western Multiplex has granted you options to purchase 900,000 shares of Western Multiplex Class A Common Stock (the "WMUX Options") under the terms of the Company's 1999 Stock Incentive Plan. The WMUX Options are subject to the terms of the 1999 Stock Incentive Plans as well as the terms set forth below:

               (a) The WMUX Options shall vest and become exercisable on January 1, 2004 (or thereafter as set forth below) if you are a Western Multiplex employee through that date, per the following schedule:

               (i) 300,000 WMUX Options shall vest and become exercisable on January 1, 2004 if on or before that date the Closing Price of the Common Stock has equaled or exceeded $12.50 on at least 55 of any 65 consecutive Trading Days (the "Measurement Period"); and shall otherwise vest and become exercisable thereafter on the date that the Closing Price of the Common Stock has equaled or


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               exceeded $12.50 for the Measurement Period if you remain employed through such date;

               (ii) an additional 300,000 WMUX Options shall vest and become exercisable on January 1, 2004 if on or before that date the Closing Price of the Common Stock has equaled or exceeded $17.50 for the Measurement Period; and shall otherwise vest and become exercisable thereafter on the date that the Closing Price of the Common Stock has equaled or exceeded $12.50 for the Measurement Period if you remain employed through such date; and

               (iii) the final 300,000 WMUX Options shall vest and become exercisable on January 1, 2004 if on or before that date the Closing Price of the Common Stock has equaled or exceeded $22.50 for the Measurement Period; and shall otherwise vest and become exercisable thereafter on the date that the Closing Price of the Common Stock has equaled or exceeded $22.50 for the Measurement Period if you remain employed through such date.

       Notwithstanding the vesting schedule set forth above, all of the WMUX Options shall become vested and exercisable upon the earlier of (i) a Change in Control of Western Multiplex or (ii) on January 2, 2008 if you have remained continuously employed by the Western Multiplex through January 2, 2008.

               (b) The WMUX Options shall have an exercise price of $7.00.

               (c) For purposes of this Letter, (i) the term "Closing Price" shall mean the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange or automated quotation system on which the Common Stock is listed and admitted to trading; and (ii) the term "Trading Day" shall mean a day on which the principal national securities exchange or automated quotation system on which the Common Stock is listed and admitted to trading is open and the securities listed on such exchange or quotation system may be traded on such exchange or quotation system.

       5. The other terms of the Original Agreement shall be unaffected by this letter.

       6. This letter may be executed in one or more counterparts.

                                      * * *


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               If the foregoing accurately sets forth your understanding, kindly sign and return a copy of this letter, whereupon it shall be a binding agreement among us, effective as of the date set forth above.

                                                   Sincerely yours,

                                                   WMC HOLDING L.L.C.


                                                   By: /s/  Jeffrey M. Hendren
                                                       -------------------------
                                                       Name:  Jeffrey M. Hendren
                                                       Title: Secretary


                                                   WESTERN MULTIPLEX CORPORATION

                                                   By: /s/  Amir Zoufonoun
                                                       -------------------------
                                                       Name:  Amir Zoufonoun
                                                       Title: President & COO


        Solely for purposes of Section 14.01 Of the Original Agreement:

        RIPPLEWOOD PARTNERS, L.P.


        By: /s/  Jeffrey M. Hendren
            -------------------------
            Name:  Jeffrey M. Hendren
            Title: Managing Director

        Agreed and accepted:


        SEAVIEW HOLDINGS, L.L.C.


        By: /s/  Jonathan N. Zakin
            -------------------------
            Name:  Jonathan N. Zakin
            Title: Manager

            /s/  Jonathan N. Zakin
            -------------------------
            Jonathan N. Zakin